UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2022

Kaspien Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Rd. Ste 130
Spokane Valley, WA 99216

(Address of Principal Executive Offices, and Zip Code)

(855) 300-2710

Registrant’s Telephone Number, Including Area Code
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	KSPN	NASDAQ Stock Market

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement

On July 12, 2022, Kaspien Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with a single institutional investor for a private placement offering (“Private Placement”) of the Company’s common stock (the “Common Stock”) or pre-funded warrants, with each pre-funded warrant exercisable for one share of Common Stock (the “Pre-Funded Warrants”), and warrants exercisable for one share of Common Stock (the “Investor Warrants”). Pursuant to the PIPE Purchase Agreement, the Company has agreed to issue and sell 1,818,182 shares (the “Shares”) of its Common Stock or Pre-Funded Warrants in lieu thereof together with Investor Warrants to purchase up to 2,457,160 shares of Common Stock. Each share of Common Stock and accompanying Investor Warrant will be sold together at a combined offering price of $3.30 per share.

The Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.  Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

The Investor Warrants have an exercise price of $3.13 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance. The Investor Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.

The Private Placement closed on July 14, 2022. The gross proceeds to the Company from the Private Placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, were approximately $6 million. The Company intends to use the net proceeds from the private placement for working capital and other general corporate purposes.

In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and exchange Commission (the “SEC”) to register for resale of the Shares, the shares issuable upon exercise of the Pre-Funded Warrants and the Investor Warrant within twenty (20) days after the Closing Date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective within 30 days after the Filing Date or 60 days following the Filing Date if the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

All of the Company’s executive officers and directors entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which they agreed not to sell or transfer any securities of the Company held by them for a period of 90 days from July 14, 2022, subject to limited exceptions.

Aegis Capital Corp. acted as the placement agent in connection with the Private Placement. Pursuant to the engagement agreement, Aegis was paid a commission equal to 7% of the gross proceeds received by the Company in the Private Placement. The Company paid Aegis $75,000 for fees and expenses including attorney fees.

Registered Offering

On July 12, 2022, the Company also entered into an Securities Purchase Agreement (the “Registered Purchase Agreement”) with a single institutional investor, pursuant to which the Company agreed to issue and sell 638,978 shares (the “Shares”) of its Common Stock or Pre-Funded Warrants in lieu thereof, with each Pre-Funded Warrant exercisable for one share of Common Stock (the “Offering”). The Company received approximately $2 million in gross proceeds from the Offering, before deducting discounts and commissions and estimated offering expenses. The shares were offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-252911), which was declared effective by the Securities Exchange Commission (the “SEC”) on March 11, 2021, and the base prospectus included therein, as supplemented by the prospectus supplement filed with the SEC on July 14, 2022.

The Offering closed on July 14, 2022. The Company intends to use the net proceeds from the Registered Offering for working capital and other general corporate purposes.

All of the Company’s executive officers and directors have entered into a Lock-Up Agreement pursuant to which they agreed not to sell or transfer any securities of the Company held by them for a period of 90 days from July 14, 2022, subject to limited exceptions.

The foregoing descriptions of the PIPE Purchase Agreement, Registered Purchase Agreement, Pre-Funded Warrants, Investor Warrants, Registration Rights Agreement, Lock-Up Agreement and the placement agent engagement agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the PIPE Purchase Agreement, the offering and sale of the Common Stock, the Pre-Funded Warrants and Investor Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sales of the Common Stock, the Pre-Funded Warrants and Investor Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Common Stock, the Pre-Funded Warrants and Investor Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the PIPE Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Common Stock, the Pre-Funded Warrants and Investor Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Common Stock, the Pre-Funded Warrants and Investor Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

In connection with the Offering, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, which are incorporated by reference into the Registration Statement.

On July 12, 2022, the Company issued a press release announcing the Private Placement and the Offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 14, 2022, the Company issued a press release announcing the closing of the Private Placement and the Offering. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No.	Description
5.1	Opinion of Cahill Gordon & Reindel LLP
10.1	Engagement Agreement dated July 11, 2022
10.2	Securities Purchase Agreement (PIPE), dated July 12, 2022, by and among the Company and the purchasers party thereto
10.3	Securities Purchase Agreement (Registered Offering), dated July 12, 2022, by and among the Company and the purchasers party thereto
10.4	Form of Investor Warrant (PIPE)
10.5	Form of Pre-Funded Warrant (PIPE)
10.6	Form of Pre-Funded Warrant (Registered Offering)
10.7	Registration Rights Agreement, dated July 12, 2022, by and among the Company and the purchasers party thereto
10.8	Form of Lockup Agreement
23.1	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1)
99.1	Press Release, dated July 12, 2022
99.2	Press Release, dated July 14, 2022
104	Cover Page Interactive Data File (formatted in iXBRL)

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the expected closing of the Private Placement, the anticipated use of proceeds from the Private Placement and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: whether the conditions for the closing of the Private Placement will be satisfied; uncertainties with respect to the Company’s ability to continue as a going concern, comply with its obligations under its loan facility and fund future operations; uncertainties regarding the Company’s ability to maintain its listing on the Nasdaq Global Market; uncertainties regarding the scope, timing and severity of the COVID-19 pandemic; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended January 20, 2022 filed with the SEC and in subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2022	Kaspien Holding Inc.

	By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer